SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:		January 23, 2014

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                 (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

In a continuing effort to provide maximum visibility into the DA signing process currently underway, Omagine, Inc. (the "Company") is providing the following information in order to keep our shareholders informed of the Company’s activities regarding the Development Agreement (“DA”) for the Omagine Project in Oman.

On Thursday, January 23, 2014, the Company’s president, Frank J. Drohan, sent a letter (the “Omagine Response Letter”) to Dr. Saleh Al Shaaibi, Director General of Planning at the Ministry of Tourism with a copy to His Excellency Ahmed bin Nasser Al-Mehrizi, the Minister of Tourism of Oman.

Below is a transcript of the Omagine Response Letter:

January 23, 2014

Dr. Saleh Bin Hamad Al Shaaibi
Director General of Planning, Follow-Up and Information
P.O. Box 200
115 Madinat Al-Sultan Qaboos
Muscat, Sultanate of Oman
RE:                 The Omagine Project

Dear Dr. Saleh:

Thank you for your letter dated October 23, 2013 (the “October MOT Letter”).

Pursuant to your requests in the October MOT Letter, please find enclosed:

i.	an Issue Chart discussing the issues raised directly in the October MOT Letter

ii.	a second Issue Chart discussing the issues referenced in the October MOT Letter

iii.	a Reference Table with further or explanatory information regarding the relevant issues in the Issue Charts

iv.	a set of 20 Exhibits relating to or relevant to the issues in the 2 Issue Charts

v.	the updated Omagine feasibility study in 3 Volumes

vi.	the high-level design brief for the entertainment content for the Pearls

Each Issue Chart contains a description of the relevant issue, the final agreed position of the parties on that issue, and a Reference Table column that will direct you to various Exhibits enclosed and to brief narratives providing further information on the relevant issue.  All Exhibits are enclosed separately for your ease of reference.

You will note that 100% of the issues in the Charts and raised by the October MOT Letter are settled and agreed by MOT and Omagine.  So, I believe we have completed everything now and we can move forward to signing the DA and beginning the development of this exciting tourism project.

We look forward to meeting with His Excellency and yourself as soon as possible in order to conclude and sign the Development Agreement for the Omagine Project.

Upon MOT’s confirmation of its agreement with the enclosed, our attorneys will promptly deliver to you, for MOT’s review and approval, the final draft DA showing any necessary changes required.

Sincerely,

Frank J. Drohan
Managing Director

cc:      H.E. Ahmed bin Nasser Al-Mahrizi

 Forward Looking Statements
Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts (as described in our previous SEC Reports) to sign the Development Agreement with the Government of the Sultanate of Oman.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Exhibit Number and Description:

Exhibit                                Description

Exhibit 10.1                                The Omagine Response Letter dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                       January 24, 2014
Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief
Executive Officer